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                                                                    Exhibit 10.2




                                  May 8, 1998



                                  RE: Consulting Agreement

Dear John:

     This letter, upon your written acceptance and return to me of a copy hereof, will confirm our understanding and constitute as agreement between Wolverine Tube, Inc. (the "Company") and John M. Quarles ("Consultant") pursuant to which Consultant will provide consulting services to the Company that are in addition to those services provided by Consultant in his capacity as a non-executive Chairman of the Board of Directors ("Board") and certain committees of the Board (the "Agreement"), as follows:

     1) Consultant agrees to provide consulting services to the Company concerning management succession and such other tasks as may be discussed with him by the Chief Executive Officer of the Company (the "Services"). Consultant will provide these services on days on which the Board or a committee on which Consultant is a member does not meet. Consultant agrees that during the term of this Agreement he will make reasonable efforts to make himself available to the Company to provide such Services upon the request of the Chief Executive Officer of the Company.

     2) This agreement is for an indefinite term commencing on the date hereof. Either party, however, with ten (10) days' written notice, may terminate the Agreement.

     3) For Services rendered under this Agreement, the Company agrees to pay to Consultant a fee of two thousand dollars ($2,000.00) per day. The Company further agrees to reimburse Consultant for reasonable expenses incurred by Consultant in providing the Services.

     4) Payment of the fees earned by Consultant pursuant to this Agreement will be deferred until the date specified by Consultant on the attached Deferral Election form. With respect to future fees, Consultant may modify his Deferral Election form by providing written notice to the Company. A modified Deferral Election form will be effective only with respect to fees earned in calendar years that follow the calendar year in which the modified Deferral Election form is delivered to the Company.

Mr. John M. Quarles
May 8, 1998
Page 2


     5) Fees earned will be treated as if they were set aside in an account on the date the fees would otherwise have been paid to Consultant. Such account will be credited with interest computed quarterly (based on calendar quarters) at the applicable federal rate for short-term obligations under section 1274(d) of the Internal Revenue Code of 1986, as amended, on the first day of the following quarter. The obligation of the Company to make payments of amounts reflected in Consultant's account constitutes an unsecured promise of the Company to make payments from its general assets.

     6) The amount of Consultant's account will be paid in a lump sum or in a number of approximately equal quarterly installments as designated by Consultant in his Deferral Election form. The amount remaining unpaid will continue to bear interest, as provided in Paragraph 5. The lump sum payment or the first quarterly installment, as the case may be, will be made as soon as practicable following the end of the period of deferral as specified in Paragraph 4.

     7) In the event of the death of Consultant, the amount of his account will be paid to the beneficiary or beneficiaries designated in the attached Beneficiary Designation form. A Beneficiary Designation form may be changed at any time prior to his death by the execution and delivery of a new Beneficiary Designation form. The Beneficiary Designation form on file with the Company that bears the latest date at the time of the Consultant's death will govern.

     8) This Agreement constitutes the entire understanding between the parties and supersedes any prior agreement between the Company and Consultant.

     If the above accurately expresses our agreement, please sign one copy of this letter and return it to me.


                                       Sincerely,


                                       WOLVERINE TUBE, INC.



                                       By: /s/ Dennis J. Horowitz
                                          ------------------------


         The undersigned hereby agrees to the matters set forth herein.


Date: May 8, 1998                       /s/ John M. Quarles
     -------------                      -----------------------------
                                        John M. Quarles
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                             BENEFICIARY DESIGNATION


                  In accordance with the terms and conditions of the Consulting Agreement dated _____________, 1998, between Wolverine Tube, Inc. and the undersigned (the "Agreement"), I hereby designate the person's indicated below as my beneficiary(ies) to receive the amounts payable under said Agreement.

         Name              ___________________________________________

         Address           ___________________________________________

                           ___________________________________________

                           ___________________________________________

         Social Securities Nos. of Beneficiary(ies) __________________

         Relationship(s) _____________________________________________

         Date(s) of Birth ____________________________________________


                  In the event that the above-named beneficiary(ies) predecease(s) me, I hereby designate the following person as beneficiary(ies):

         Name              ___________________________________________

         Address           ___________________________________________

                           ___________________________________________

                           ___________________________________________

         Social Soc. Nos. of Beneficiary(ies) ________________________

         Relationship(s) _____________________________________________

         Date(s) of Birth ____________________________________________


                  I hereby expressly revoke all prior designations of beneficiary(ies), reserve the right to change the beneficiary(ies) herein designated and agree that the rights of said beneficiary(ies) shall be subject to the terms of the Agreement. In the event that there is no beneficiary living at the time of my death, I understand that the amounts payable under the Agreement will be paid to my estate.



________________________              __________________________________________
Date                                                 John M. Quarles




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                                DEFERRAL ELECTION



     I, John M. Quarles, hereby elect to defer payment of the fees which I otherwise would be entitled to receive under the Consulting Agreement dated May 8, 1998, between Wolverine Tube, Inc. (the "Company") and me as follows:


     1. Please make payment of the fees together with all accrued interest reflected in my account as follows:

          a.   Pay in lump sum [  ]
          b.   Pay in _____ approximately equal quarterly installments [  ].

     2.   Please defer payment or make payment of first installments as follows:

          a. Defer until the date I cease to provide services to the Company [ ]
          b.    Defer until _____________ [  ]  (specify date)



____________________                     ___________________________________
Date                                     John M. Quarles